UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a party other than the Registrant	☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Capitalworks Emerging Markets Acquisition Corp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2024

Capitalworks Emerging Markets Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41108	98-1598114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 320-4822

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	CMCAU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	CMCA	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	CMCAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2024, Michael Faber tendered his resignation as a director of Capitalworks Emerging Markets Acquisition Corp (the “Company”), effective immediately. As a result of his resignation, Mr. Faber no longer serves as a member of each of the audit committee and the compensation committee of the board of directors of the Company. Mr. Faber’s resignation was not due to any disagreement with the Company.

Prior to his resignation, Mr. Faber was nominated for re-appointment as a Class I Director until the 2027 annual general meeting of the Company, which re-appointment will be submitted to the sole holder of the Company’s Class B ordinary share for approval at the upcoming extraordinary meeting in lieu of an annual general meeting of shareholders to be held on February 29, 2024 (the “Meeting”). Because of Mr. Faber’s resignation, the sole holder of the Company’s Class B ordinary share will only consider the re-appointment of Whitney Baker as a Class I Director at the Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capitalworks Emerging Markets Acquisition Corp

Date: February 27, 2024	By:	/s/ Roberta Brzezinski
		Name:	Roberta Brzezinski
		Title:	Chief Executive Officer